UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2020

ACTINIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36374	74-2963609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue, 7th Floor, New York, NY 10016

(Address of Principal Executive Offices)

Registrant’s telephone number: (646) 677-3870

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATNM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on December 18, 2019, Actinium Pharmaceuticals, Inc. (the “Company”) held its annual meeting of its stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved the proposal to authorize the board of directors (the “Board”), in its discretion, to amend the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s common stock at a ratio not greater than 1-for-75, such ratio to be determined by the Board before December 18, 2020.

On August 10, 2020, the Board approved a 1-for-30 reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”), and on August 10, 2020, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Certificate Amendment”) to effect the Reverse Stock Split, which became effective as of 5:00 p.m. Eastern Time on August 10, 2020 (the “Effective Time”). The Company’s common stock began trading on a split-adjusted basis when the market opened on August 11, 2020.

At the Effective Time, every 30 shares of the Company’s issued and outstanding common stock automatically converted into one share of common stock, without any change in the par value per share. As of the Effective Time, the Company adjusted and proportionately decreased the number of shares of its common stock reserved for issuance upon exercise of, and adjusted and proportionately increased the exercise price of, all options and warrants and other rights to acquire the Company’s common stock. In addition, as of the Effective Time, the Company adjusted and proportionately decreased the total number of shares of its common stock that may be the subject of the future grants under the Company’s stock plans.

The Company will not issue fractional shares in connection with the Reverse Stock Split. Instead, a stockholder who otherwise would be entitled to receive fractional shares because it holds a number of shares not evenly divisible by the Reverse Stock Split ratio is entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported on the NYSE American, on the last trading day prior to the Effective Time. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

The Company’s common stock will continue to trade on the NYSE American under the symbol “ATNM.” The new CUSIP number for common stock following the Reverse Stock Split is 00507W206.

Action Stock Transfer Corp, the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split and Continental Stock Transfer & Trust Company will act as the paying agent for processing the cash payment in lieu of the fractional shares resulting from the Reverse Stock Split.

For more information about the Reverse Stock Split, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 25, 2019, the relevant portions of which are incorporated herein by reference. A copy of the Certificate Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On August 10, 2020, the Company announced that the Board approved a one-for-thirty reverse stock split of its common stock that is scheduled to become effective after trading closes on August 10, 2020.

A copy of the press release announcing these events is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Actinium Pharmaceuticals, Inc.

99.1	Press release dated August 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Actinium Pharmaceuticals, Inc.

Date: August 14, 2020	/s/ Sandesh Seth
Name: Sandesh Seth
Title: Chairman and Chief Executive Officer

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